Exhibit 10-7

AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the "Amendment") dated as of December 6, 2019, is between Branch Banking and Trust Company (the "Bank") and The Goldfield Corporation (the "Borrower").

RECITALS

A.  The Bank and the Borrower previously entered into a certain Master Loan Agreement dated as of May 24, 2018 (together with any previous amendments, the "Agreement").

B.  The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.  Amendments.  The Agreement is hereby amended as follows:

2.1The “New Loans” referenced in Schedule “A” shall be modified as set forth in Schedule “A” attached hereto.

2.2As to the loan referenced in Schedule “A” only, there is to be established a facility thereunder whereas the Bank agrees from time to time to issue or cause an affiliate to issue commercial and standby letters of credit for the account of the Borrower (each a "Letter of Credit," and collectively "Letters of Credit"); provided however, that the aggregate drawn and undrawn amount of all outstanding Letters of Credit shall not at any time exceed Ten Million and no/100 Dollars ($10,000,000.00).  The form and substance of each Letter of Credit shall be subject to approval by the Bank, in its sole discretion.  Each Letter of Credit shall be issued for a term, as designated by the Borrower, not to exceed Three Hundred Sixty Five (365) days.  Standby letters of credit may include a provision providing that their expiry date will automatically be extended each year for an additional one year period unless the Bank delivers written notice to the contrary, provided, however, that each letter of credit must include a final expiry date which will not be subject to automatic extension.  The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and such amount shall not be available for borrowings. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by the Bank in connection with the issuance of Letters of Credit. At the option of the Bank, any drawing paid under a Letter of Credit may be deemed an advance under the Line of Credit and shall be repaid by the Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then the Borrower shall immediately pay to the Bank the full amount drawn, together with interest from the date such drawing is paid to the date such amount is fully repaid by the Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event the Borrower agrees that the Bank, in its sole discretion, may debit any account maintained by the Borrower with the Bank for the amount of any such drawing. The Borrower agrees to deposit in a cash collateral account with the Bank an amount equal to the aggregate outstanding undrawn face amount of all letters of credit which remain outstanding on the Expiration Date of the Loan described in Schedule “A”.  The Borrower grants a security interest in such cash collateral account to the Bank. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such letters of credit and to the obligations and liabilities of the Borrower to the Bank, in such order of application as the Bank may in its sole discretion elect.

The following letter of credit is outstanding from the Bank for the account of the Borrower:

Letter of Credit Number	Amount
9660933082-90012	$575,000.00

As of the date of this Agreement, this letter of credit shall be deemed to be outstanding under this  Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

The Borrower shall pay the Bank a non-refundable fee equal to 1% per annum of the face amount of each letter of credit, including any renewal(s), payable in advance, on the day the letter of credit is issued.

3.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:  (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.  Conditions.  The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:

4.1A fully executed counterpart of this Amendment from the Borrower and each guarantor in form satisfactory to the Bank.

4.2If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.3Payment by the Borrower of all costs, expenses and attorneys' fees incurred by the Bank in connection with this Amendment.

5.  Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6.  Counterparts.  This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.

7.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Branch Banking and Trust Company

By	/s/ Barry Forbes
Barry Forbes, Senior Vice President

The Goldfield Corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Senior Vice President

CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the undersigned (collectively referred to as the “Credit Support Providers”) is a guarantor of, and/or is a pledgor of collateral for, the Borrower’s obligations to the Bank under the Agreement.  Each Credit Support Provider hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its respective guaranty in favor of the Bank and/or under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii)  confirms that such guaranty and other agreements, including but not limited to any Waiver of Jury Trial Provision contained therein, remain in full force and effect, without defense, offset, or counterclaim.  (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although each of the undersigned has been informed of the terms of the Amendment, each understands and agrees that the Bank has no duty to so notify it or any other guarantor/pledgor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of December 6, 2019.

Southeast Power Corporation, a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Vice President

Power Corporation of America, a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Vice President

Bayswater Development Corporation, a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Vice President

Pineapple House of Brevard, Inc., a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Vice President

C and C Power Line, Inc., a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Authorized Signer

Precision Foundations, Inc., a Florida corporation

By	/s/ Stephen R. Wherry
Stephen R. Wherry, Vice President

Schedule “A”

“New Loan”

The Goldfield Corporation:

Loan Number – 9660933082

“New Loan” 9	$23,000,000.00	December 6, 2019

Guarantors: Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, C and C Power Line, Inc., and Precision Foundations, Inc.

Note:  Modification and future advance from $18,000,000.00 loan dated May 24, 2018

Revolving